Filed pursuant to Rule 424(b)(5)

Registration No. 333-254515

PROSPECTUS SUPPLEMENT DATED January 10, 2022

(To prospectus dated March 30, 2021)

50,000 Shares

Series A Convertible Redeemable Preferred Stock

16,483,516 Shares of Common Stock issuable upon conversion of Series A Convertible Redeemable Preferred

Stock

We are offering 50,000 shares of our Series A Convertible Redeemable Preferred Stock, $0.01 par value per share, or Series A Preferred Stock (and the shares of common stock issuable from time to time upon conversion of the Series A Preferred Stock), pursuant to this prospectus supplement and the accompanying prospectus and securities purchase agreements, at a price of $285.00 per share.

As of January 10, 2022, no shares of our Series A Preferred Stock are issued or outstanding. Our common stock is listed on The NASDAQ Capital Market under the symbol “CLSN.” On January 10, 2022, the last reported sale price of our common stock on The NASDAQ Capital Market was $0.547 per share.

Concurrently with this offering of Series A Preferred Stock, and pursuant to a separate prospectus supplement, we are offering 50,000 shares of our Series B Convertible Redeemable Preferred Stock, or Series B Preferred Stock (and the shares of common stock issuable from time to time upon conversion of the Series B Preferred Stock), which we refer to herein as the Concurrent Offering, and together with this offering, the “Offerings”.

We have retained A.G.P./Alliance Global Partners, or A.G.P., as the placement agent in connection with the Offerings. The placement agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any shares offered by this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-21 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page S-6 of this prospectus supplement, page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Public offering price	$285.00	$14,250,000
Placement agent’s fees(1)	$10.00	$500,000
Proceeds to us, before expenses	$275.00	$13,750,000

(1) We have agreed to pay the placement agent a cash placement fee equal to $1 million for this offering and the Concurrent Offering. The placement agent fees in the table represent one half of the total placement agent fees for the Offerings. We have also agreed to reimburse the placement agent for certain expenses incurred in connection with the Offerings. For additional information on the placement agent’s fees and expense reimbursement, see “Plan of Distribution” beginning on page S-21 of this prospectus supplement.

Delivery of the shares of Series A Preferred Stock to investors is expected on or about January 13, 2022.

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is January 10, 2022.

S-2

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-254515) that we filed with the SEC on March 19, 2021, and that was declared effective on March 30, 2021. Under this shelf registration statement, we may, from time to time, sell preferred stock or other securities, including the securities offered in the Offerings.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our preferred stock and other securities we may offer from time to time under our shelf registration statement, some of which does not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized and the underwriters have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell the securities covered by this prospectus supplement in any jurisdiction where the offer or sale is not permitted. The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

Forward-Looking Statements

Statements and terms such as “expect”, “anticipate”, “estimate”, “plan”, “believe” and words of similar import regarding our expectations as to the development and effectiveness of our technologies, the potential demand for our products, and other aspects of our present and future business operations, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our industry, business and operations, we cannot guarantee that actual results will not differ materially from our expectations. In evaluating such forward-looking statements, readers should specifically consider the various factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 19, 2021, which factors include, without limitation, the inherent uncertainty in the drug development process, our ability to raise additional capital to fund our planned future operations, our ability to obtain or maintain FDA and foreign regulatory approvals for our drug candidates, potential impact of the outbreak, duration and severity of the COVID-19 pandemic on our business, our ability to enroll patients in our clinical trials, risks relating to third parties conduct of our clinical trials, risks relating to government, private health insurers and other third-party payers coverage or reimbursement, risks relating to commercial potential of a drug candidate in development, changes in technologies for the treatment of cancer, impact of development of competitive drug candidates by others, risks relating to intellectual property, volatility in the market price of our common stock, potential inability to maintain compliance with The Nasdaq Marketplace Rules and the impact of adverse capital and credit market conditions. These and other risks and uncertainties could cause actual results to differ materially from those indicated by forward-looking statements.

S-ii

The discussion of risks and uncertainties set forth in this prospectus supplement is not necessarily a complete or exhaustive list of all risks facing the Company at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment and our business is in a state of evolution. Therefore, it is likely that new risks will emerge, and that the nature and elements of existing risks will change, over time. It is not possible for management to predict all such risk factors or changes therein, or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors, or new or altered factors, may cause results to differ materially from those contained in any forward-looking statement. Except as required by law, we assume no obligation to revise or update any forward-looking statement that may be made from time to time by us or on our behalf for any reason, even if new information becomes available in the future.

In this prospectus supplement, the terms “Celsion Corporation,” the “Company,” “we,” “us,” “our” and similar terms refer to Celsion Corporation, a Delaware corporation, and its wholly owned subsidiaries, CLSN Laboratories, Inc., also a Delaware corporation, and Celsion GmbH, a limited liability company, unless the context otherwise requires. The Celsion brand and product names, including but not limited to Celsion® and ThermoDox® contained in this prospectus supplement are trademarks, registered trademarks or service marks of Celsion Corporation or its subsidiary in the United States and certain other countries. This document may also contain references to trademarks and service marks of other companies that are the property of their respective owners.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus supplement. For a more complete understanding of Celsion and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-6.

Overview

We are a fully integrated, clinical stage biotechnology company focused on advancing a portfolio of innovative treatments, including DNA-based immunotherapies, next generation vaccines and directed chemotherapies through clinical trials and eventual commercialization. Our product pipeline includes GEN-1, a DNA-based immunotherapy for the localized treatment of ovarian cancer, and ThermoDox®, a proprietary heat-activated liposomal encapsulation of doxorubicin, currently under investigator-sponsored development for several cancer indications. We have two feasibility stage platform technologies for the development of novel nucleic acid-based immunotherapies and next generation vaccines and other anti-cancer DNA or RNA therapies. Both platform technologies are novel synthetic, non-viral vectors with demonstrated capability in nucleic acid cellular transfection.

For additional information related to our business, please refer to the reports incorporated by reference, as described under the caption “Incorporation of Certain Information by Reference.”

Concurrent Offering of Series B Convertible Redeemable Preferred Stock

Concurrently with this offering of Series A Preferred Stock, and pursuant to a separate prospectus supplement, we are offering 50,000 shares of our Series B Convertible Redeemable Preferred Stock, $0.01 par value per share, or Series B Preferred Stock (and the shares of common stock issuable from time to time upon conversion of the Series B Preferred Stock). The Series B Preferred Stock is being offered at the same public offering price as the Series A Preferred Stock and, other than voting rights and conversion price, on substantially similar terms.

Special Meeting of the Stockholders

Promptly after the closing of this offering, we intend to call a special meeting of our stockholders, or the Special Meeting, to seek stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation, or the Charter, to effect a reverse stock split, or the Reverse Stock Split, with respect to our issued and outstanding common stock, par value $0.01 per share, including stock held as treasury shares, at a ratio to be determined at the discretion of our Board of Directors, or the Reverse Stock Split Amendment. Our Board of Directors approved the Reverse Stock Split and the related contemplated amendment to the Charter and intends to recommend that our stockholders approve and adopt the same at the Special Meeting.

The approval of the Reverse Stock Split Amendment requires the affirmative vote of a majority of the voting power of our outstanding shares entitled to vote on the Reverse Stock Split Amendment, or the Proposal, at the Special Meeting. The common stock, the Series A Preferred Stock and the Series B Preferred Stock will vote together on the Proposal.

Each share of common stock is entitled to one vote. The shares of Series A Preferred Stock will be entitled to vote only with respect to the Reverse Stock Split (and on no other matter, except as required by the Delaware General Corporation Law and with respect to certain other limited matters set forth in the Certificate of Designation of Preferences, Rights and Limitations governing the Series A Preferred Stock (the “Series A Certificate of Designation”) related thereto). The holders of the Series A Preferred Stock will be entitled to a number of votes per share of Series A Preferred Stock equal to the number of shares of common stock which such share is convertible into (disregarding any limitations on conversion thereof), which equals 329.67 votes per share of Series A Preferred Stock. The purchasers of the shares of Series A Preferred Stock will agree not to transfer such shares until the Reverse Stock Split is effected, to attend the Special Meeting and to vote such shares in favor of the Proposal.

S-1

The shares of Series B Preferred Stock purchased in the Concurrent Offering will be entitled to vote only with respect to the Reverse Stock Split (and on no other matter, except as required by the Delaware General Corporation Law and with respect to certain other limited matters set forth in the Certificate of Designation related thereto) and will be entitled to 45,000 votes per share on the Proposal. The purchasers of the shares of Series B Preferred Stock will agree not to transfer such shares until the Reverse Stock Split is effected, and to attend the Special Meeting. In addition, for the purpose of determining whether a quorum exists at the Special Meeting, each share of Series B Preferred Stock will count as the number of shares of common stock it is convertible into (disregarding any limitations on conversion) and the holders of the Series B Preferred Stock will agree to vote their shares of Series B Preferred Stock in the same proportion as the shares of common stock and Series A Preferred Stock are voted (excluding any shares of common stock that are not voted) with respect to the Proposal, or on a “mirrored” basis to the manner in which the Company’s common stock and Series A Preferred Stock are voted on the Proposal.

Corporate Information

We were founded in 1982 and are a Delaware corporation. Our principal executive offices are located at 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648. Our telephone number is (609) 896-9100. Our website is www.celsion.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement or in deciding to purchase our Series A Preferred Stock.

S-2

THE OFFERING

Series A Preferred Stock, offered by us	Up to 50,000 of Series A Preferred Stock, $0.01 par value per share, convertible into 16,483,516 shares of common stock at $0.91 per share upon conversion.

Series A Preferred Stock to be outstanding after this offering	50,000 shares of Series A Preferred Stock.

Common Stock to be outstanding after this Offering	86,557,736 shares of common stock, par value $0.01 per share[1].

Public Offering Price	$14,250,000 in the aggregate or $285.00 per share of Series A Preferred Stock (representing a 5% original issue discount to the Stated Value).

Stated Value	$15,000,000 total or $300.00 per share.

Use of Proceeds	We currently intend to use the net proceeds from this offering for the redemption of the Series A Preferred Stock, as and if required, and to the extent not so used, for general corporate purposes, including research and development activities, capital expenditures and working capital. See “Use of Proceeds” on page S-9 of this prospectus supplement.

NASDAQ Capital Market symbol	As of January 10, 2022, our Series A Preferred Stock was not listed on any exchange. We do not intend to list our Series A Preferred Stock on any exchange.

Custodian and Transfer Agent	American Stock Transfer & Trust Company serves as our transfer agent, registrar, dividend disbursement agent and stockholder servicing agent. See “Custodian and Transfer Agent” in the accompanying prospectus.
Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

1 The number of shares of our common stock outstanding after this offering excludes:

●	6,513,169 shares of our common stock subject to outstanding options having a weighted average exercise price of $2.58 per share;

●	23,250 shares of our common stock subject to unvested outstanding stock grants having a weighted average grant day fair value of $0.95 per share;

●	102,009 shares of our common stock reserved for future issuance pursuant to our existing equity incentive plans;

●	2,636,899 shares of our common stock issuable upon exercise of warrants outstanding having a weighted average exercise price of $1.40 per share;

●	16,483,516 shares of our common stock issuable upon conversion of our Series A Preferred Stock at a conversion price of $0.91 per share;

●	15,000,000 shares of our common stock issuable upon conversion of our Series B Preferred Stock at a conversion price of $1.00 per share; and

●	334 shares of our common stock held as treasury stock.

S-3

Ranking	The shares of Series A Preferred Stock are senior securities that constitute capital stock. The Series A Preferred Stock ranks:

	●	senior to shares of our common stock as to the distribution of assets upon dissolution, liquidation or the winding-up of our affairs, and upon a Change of Control Transaction or Fundamental Transaction (as defined below in this prospectus supplement, see “Description of Securities — Series A Preferred Stock — Other Definitions”);
	●	equal in priority with all other series of preferred stock we have issued or may issue in the future, including the Series B Preferred Stock being offered in the Concurrent Offering, as to the distributions of assets upon dissolution, liquidation or the winding-up of our affairs and upon a Change of Control Transaction or Fundamental Transaction (as defined below in this prospectus supplement, see “Description of Securities — Series A Preferred Stock — Other Definitions”); and
	●	subordinate in right of payment to the holders of our existing and future indebtedness.

Redemption Rights

The proceeds from this offering will be placed in an escrow account until the date the Series A Preferred Stock is no longer redeemable, and will, to the extent not used for purposes of redeeming the Series A Preferred Stock, be distributed to us when the Series A Preferred Stock is no longer redeemable. Each holder of Series A Preferred Stock shall have the right to cause us to redeem all or part of their shares of the Series A Preferred Stock during the Series A Redemption Period (as defined below in this prospectus supplement see “Description of Securities — Series A Preferred Stock — Redemption”) in cash at a redemption price equal to 105% of the Stated Value. See “Description of Securities — Series A Preferred Stock — Redemption” in this prospectus supplement.

Conversion Rights

The shares of Series A Preferred Stock will become convertible at the option of the holder thereof into shares of our common stock on the date on which the Reverse Stock Split of our common stock is consummated and the amendment to our certificate of incorporation is filed and accepted by the State of Delaware, or the Reverse Stock Split Date.

Subject to the Series A Beneficial Ownership Limitation (as defined below in this prospectus supplement, see “Description of Securities — Series A Preferred Stock — Series A Beneficial Ownership Limitation”), our Company may cause the conversion of all or part of the outstanding shares of Series A Preferred Stock to common stock on the Reverse Stock Split Date if the Equity Conditions (as defined below in this prospectus supplement, see “Description of Securities — Series A Preferred Stock — Other Definitions - Equity Conditions”) are satisfied on that date, or if all of the Equity Conditions are not satisfied on the Reverse Stock Split Date, on the first such date after the Reverse Stock Split Date, if and only if such date is within and no later than 15 Trading Days (as defined below in this prospectus supplement, see “Description of Securities — Series A Preferred Stock — Other Definitions - Trading Days”) after the Reverse Stock Split Date, that all of the Equity Conditions are satisfied and as further described in “Description of Securities — Series A Preferred Stock — Conversion - Mandatory Conversion” in this prospectus supplement.

Additionally, and subject to the Series A Beneficial Ownership Limitation (as defined below in this prospectus supplement, see “Description of Securities — Series A Preferred Stock — Series A Beneficial Ownership Limitation”), at any time after 120 days following the Series A Mandatory Conversion Date (as defined below in this prospectus supplement, see “Description of Securities — Series A Preferred Stock — Conversion - Mandatory Conversion”), we may deliver a written notice to each holder of the Series A Preferred Stock to cause each holder to convert all or part of such holder’s Series A Preferred Stock, provided that the Equity Conditions are then satisfied. See “Description of Securities — Series A Preferred Stock — Conversion - Forced Conversion” in this prospectus supplement.

S-4

Voting Rights	Except as otherwise provided in the Charter, or as otherwise required by law, each holder of Series A Preferred Stock shall have the right to vote (on an as-if-converted-to-common-stock basis, disregarding for such purpose any conversion or other limitations) with the holders of the common stock and the Series B Preferred Stock as a single class only with respect to the Proposal but shall have no other voting rights, except as required by the Delaware General Corporation Law and for the limited voting rights set forth in the Series A Certificate of Designation. See “Description of Securities — Series A Preferred Stock — Voting” in this prospectus supplement.

Concurrent Offering	Concurrently with this offering of Series A Preferred Stock, and pursuant to a separate prospectus supplement, we are offering 50,000 shares of our Series B Preferred Stock (and the shares of common stock issuable from time to time upon conversion of the Series B Preferred Stock). The Series B Preferred Stock shall be issued and subject to the same terms as those applicable to Series A Preferred Stock except for: (a) the conversion price for Series B Preferred Stock shall be $1.00 per share of common stock, (b) each share of Series B Preferred Stock shall be entitled to 45,000 votes and (c) the shares of Series B Preferred Stock will be voted in a manner that “mirrors” the proportions on which the shares of common stock and Series A Stock are voted on the Proposal.

S-5

RISK FACTORS

An investment in our Series A Preferred Stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” beginning on page 29 under Part I, Item IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 19, 2021, as well as any amendment or update to our risk factors reflected in our other filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein and in any free writing prospectus that we have authorized for use in connection with this offering. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

The holders of the Series A and/or Series B Preferred Stock may redeem their shares rather than convert their shares into shares of our common stock which would utilize all funds raised from the offering and the Concurrent Offering.

The shares of Series A Preferred Stock offered hereby and the shares of Series B Preferred Stock offered in the Concurrent Offering are subject to redemption or, only if we obtain, and after stockholder approval of, the Reverse Stock Split Amendment, conversion into our common stock at the holder’s election, subject to our right to compel conversion into our shares of common stock under certain circumstances. The conversion price for each of the Series A and Series B Preferred Stock is above the current market price for our common stock and the benefit to a holder of a conversion to common stock depends, among other factors, on the future trading prices of our common stock. We are offering the Series A and the Series B Preferred Stock at a five percent original discount to the stated value of the series. However, the redemption value for each of the Series A and Series Preferred Stock is 105% of the stated value. Accordingly, it is possible that holders of our Series A and/or Series B Preferred Stock will elect to redeem their shares for cash, at a premium to their investment price, in lieu of converting their shares into shares of our common stock. Such redemptions would reduce or eliminate the proceeds to us from the offer and sale of the Series A and Series B Preferred Stock and require us to utilize some of our other cash. The proceeds of this offering and the Concurrent Offering will be held in escrow until the end of the redemption period and only released to us upon the expiration of the redemption period, subject to any earlier payments to holders upon redemption.

Moreover, holders of the Series A Preferred Stock are not entitled to convert their shares into our common stock unless and until our stockholders approve the Reverse Stock Split Amendment. Accordingly, it is possible that the shares of Series A Preferred Stock will not be convertible into shares of our common stock.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

To the extent the net proceeds from this offering are not used to redeem the Series A Preferred Stock, we intend to use such net proceeds for clinical development of our product candidates, working capital and other general corporate purposes. However, we may be required to use all or a portion of such net proceeds to redeem the Series A Preferred Stock. See “Use of Proceeds” on page S-9. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management may have significant discretion and flexibility in applying the net proceeds of this offering. To the extent we do not use the proceeds to redeem Series A Preferred Stock, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that such net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

S-6

This offering is being conducted on a “reasonable best efforts” basis.

The placement agent is offering the shares on a “reasonable best efforts” basis, and the placement agent is under no obligation to purchase any shares for its own account. The placement agent is not required to sell any specific number or dollar amount of shares of Series A Preferred Stock in this offering but will use its reasonable best efforts to sell the securities offered in this prospectus supplement. As a “reasonable best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

You may experience future dilution as a result of future equity offerings and other issuances of our securities. In addition, this offering, the Concurrent Offering and future equity offerings and other issuances of our preferred stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock, preferred stock or other securities convertible into or exchangeable for our common stock or preferred stock at prices that may not be the same as the price per share in this offering or the Series A Preferred Stock conversion price. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The Series A Preferred Stock is convertible into shares of our common stock. You will incur dilution of any common stock into which you convert shares of Series A Preferred Stock upon exercise of any outstanding stock options or warrants or upon the issuance of shares pursuant to future equity grants made under our stock incentive programs. In addition, the sale of Series A Preferred Stock in this offering, the sale of Series B Preferred Stock in the Concurrent Offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of common stock, including any sales of shares obtained upon conversion of the Series A Preferred Stock or the Series B Preferred Stock or the ability of holders of Series A Preferred Stock or Series B Preferred Stock to convert their shares into common stock will have on the market price of our common stock.

Our common stock is subject to substantial dilution and we are requesting our stockholders’ approval to approve a discretionary reverse split of our common stock.

We intend to call a Special Meeting to seek stockholder approval of the Reverse Stock Split Amendment. The shareholders will be asked to approve the reverse stock split at exchange ratios of 7-to-1, 10-to-1, 12-to-1 or 15-to-1, the final ratio to be selected by our Board of Directors at its discretion. Our Board of Directors has approved the Reverse Stock Split and the Reverse Stock Split Amendment and intends to recommend that our stockholders approve and adopt the same at the Special Meeting.

Implementation of the Reverse Split Amendment would not change the total number of shares of our common stock authorized for issuance and the number of shares of our common stock available for issuance following the implementation of the Reverse Split Amendment would increase to the extent the Reverse Stock Amendment reduces the number of outstanding shares of our common stock. Accordingly, the Reverse Stock Amendment would provide us with additional authorized, unissued and otherwise unreserved shares of common stock available for future corporate purposes, including future acquisitions, investment opportunities, the establishment of collaboration or other strategic agreements, capital raising transactions involving equity or convertible debt securities, future at the market offerings of common stock, or issuance under current or future employee equity plans. The issuance of equity securities in connection with such transactions may result in potentially significant dilution of our current stockholders’ ownership interests in our Company.

There is no established public market for the Series A Preferred Stock being offered by us in this offering.

There is no established public trading market for the Series A Preferred Stock being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list either the Series A Preferred on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Series A Preferred Stock will be limited.

S-7

We have the right to require you to convert your Series A Preferred Stock into common stock in certain circumstances.

We have the right to force the conversion, subject to the Series A Beneficial Ownership Limitation described herein (see “Description of Securities — Series A Preferred Stock — Series A Beneficial Ownership Limitation”), of all or part of the outstanding shares of Series A Preferred Stock to common stock in certain circumstances. This right is contingent upon the Reserve Stock Split Amendment being approved by our shareholders and satisfaction of the other equity conditions. See “Description of Securities — Series A Preferred Stock — Other Definitions - Equity Conditions” for a description of the Equity Conditions.

If we compel conversion of the Series A Preferred Stock, your shares of Series A Preferred Stock may be converted into shares of our common stock at a time that you may not desire such conversion, and you would not, after effecting such conversion, be able to have your shares of Series A Preferred Stock redeemed.

We may be unable to maintain compliance with The Nasdaq Marketplace Rules which could cause our common stock to be delisted from The Nasdaq Capital Market. This could result in the lack of a market for our common stock, cause a decrease in the value of an investment in us, and adversely affect our business, financial condition, and results of operations.

Our common stock is currently listed on The Nasdaq Capital Market, or Nasdaq. To maintain the listing of our common stock on Nasdaq, we are required to meet certain listing requirements, including, among others, a minimum closing bid price of $1.00 per share.

On December 2, 2021, we received notice from Nasdaq that the closing bid price for our common stock had been below $1.00 per share for the previous 30 consecutive business days, and that we are therefore not in compliance with the minimum bid price requirement for continued inclusion on Nasdaq under Nasdaq Listing Rule 5550(a)(2). Nasdaq’s notice had no immediate effect on the listing or trading of our common stock on Nasdaq. The notice indicated that we would have 180 calendar days, until May 31, 2022, to regain compliance with this requirement. To regain compliance with the $1.00 minimum bid listing requirement, the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days during the 180-day compliance period. If in the future we are unable to comply with one or more of the Nasdaq listing standards, we could receive a notice of non-compliance and, if we are not able to regain compliance within the requisite time period, Nasdaq could take action to delist us. If our securities are delisted from trading on Nasdaq, and we are not able to list our securities on another exchange or to have them quoted on Nasdaq, our common stock could be quoted on the OTC Markets or on the Pink Open Market. As a result, we could face significant adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3 or obtain additional financing in the future).

S-8

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Series A Preferred Stock offered under this prospectus supplement, after deducting the placement agent fees and the estimated offering expenses payable by us will be approximately $13.5 million. We estimate that net proceeds from the Concurrent Offering, after deducting the placement agent fees and the estimate offering expenses payable by us will also be approximately $13.5 million, for aggregate net proceeds from both Offerings of approximately $27.0 million.

The proceeds from this offering and from the Concurrent Offering will be placed in an escrow account until the applicable series of Preferred Stock is no longer redeemable and will, to the extent not used for purposes of redeeming shares of the applicable series of Preferred Stock, be distributed to use when the applicable series of Preferred Stock is no longer redeemable.

We currently intend to use the net proceeds from this offering for the redemption of the Series A Preferred Stock, as and if required, and to the extent not used for the redemption of the Series A Preferred Stock, for general corporate purposes, including research and development activities, capital expenditures and working capital. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering, if not required for the redemption of Series A Preferred Stock. As a result, our management will have broad discretion regarding the timing and application of any net proceeds from this offering not used to redeem shares of Series A Preferred Stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock or the Series A Preferred Stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board may deem relevant. If we pay dividends on our common stock in the future, the Series A Preferred Stock will be entitled to dividends on an equal (on an as-if-converted-to common stock basis, disregarding for such purpose any conversion limitations on the Series A Preferred Stock) to and in the same form as dividends actually paid on shares of the common stock.

S-9

DILUTION

If you purchase shares in this offering, your ownership interest will be diluted to the extent of the difference between the conversion price of the Series A Preferred Stock and the then as adjusted net tangible book value per share of our common stock after giving effect to the offering and the Concurrent Offering. Our net tangible book value as of September 30, 2021 was approximately $44.0 million, or $0.51 per share of our common stock. Net tangible book value per share as of September 30, 2021 is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of September 30, 2021.

After giving effect to the sale of our Series A Preferred Stock in this offering at the public offering price of $0.86 per share on an as-converted basis, and after deducting estimated offering expenses payable by us, and the sale of 50,000 shares of our Series B Preferred Stock in the Concurrent Offering, our as adjusted pro forma net tangible book value would have been approximately $71 million, or approximately $0.60 per share of common stock on an as-converted basis, as of September 30, 2021. This represents an immediate increase in net tangible book value of approximately $0.09 per share to existing stockholders and an immediate dilution of approximately $0.26 per share to investors in this offering on an as-converted basis. The following table illustrates this calculation on a per share basis.

Public offering price per share on as-converted basis		$0.86
Net tangible book value per common share as of September 30, 2021	$0.51
Increase in net tangible book value per share attributable to this offering and the Concurrent Offering	$0.09
As adjusted net tangible book value per share as of September 30, 2021 after giving effect to this offering and the Concurrent Offering		$0.60
Dilution per share to new investors		$(0.26)

The number of shares of our common stock shown above to be outstanding immediately before and after this offering is based on 86,557,736 shares outstanding as of September 30, 2021, and excludes:

●	6,602,705 shares of our common stock subject to outstanding options having a weighted average exercise price of $2.58 per share;

●	10,750 shares of our common stock subject to unvested outstanding stock grants having a weighted average grant day fair value of $1.33 per share;

●	102,009 shares of our common stock reserved for future issuance pursuant to our existing stock incentive plans;

●	2,636,899 shares of our common stock issuable upon exercise of warrants outstanding, having a weighted average exercise price of $1.40 per share; and

●	16,483,516 shares of our common stock issuable upon conversion of our Series A Preferred Stock at a conversion price of $0.91 per share;

●	15,000,000 shares of our common stock issuable upon conversion of our Series B Preferred Stock at a conversion price of $1.00 per share; and

●	334 shares of our common stock held as treasury stock.

To the extent that any outstanding options or warrants are exercised or preferred stock converted, new options are issued under our stock incentive plans, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to new investors.

S-10

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents, equity and total capitalization as of September 30, 2021:

●	on an actual basis;

●	on a pro forma basis to give effect to the sale of 50,000 shares of our Series B Preferred Stock in the Concurrent Offering and the application of the estimated net proceeds as described under “Use of Proceeds.”

●	on a pro forma basis as adjusted to give effect to the above adjustment and the sale of 50,000 shares of our Series A Preferred Stock in this offering and the application of the estimated net proceeds as described under “Use of Proceeds.”

You should read the data set forth in the table below in conjunction with the section of this prospectus supplement under the caption “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes and other financial information included or incorporated by reference in this prospectus supplement.

	As of September 30, 2021
(UNAUDITED)	Actual	Pro Forma	Pro Forma As Adjusted[2]

Cash and investments[3]	$60,551	$74,301	$88,051
Series A Preferred Stock $0.01 par value: no shares authorized, issued or outstanding actual and pro forma; 50,000 shares authorized, issued and outstanding pro forma as adjusted	—	—	14,250
Series B Preferred Stock $0.01 par value: no shares authorized, issued or outstanding actual; 50,000 shares authorized, issued and outstanding pro forma and pro forma as adjusted	—	14,250	14,250
Common stock $0.01 par value: 112,500,000 shares authorized; 86,557,736 shares authorized, issued and outstanding pro forma and 86,557,736 shares authorized, issued and outstanding pro forma as adjusted	866	866	866
Additional paid-in capital	387,107	387,107	387,107
Accumulated deficit	(328,546)	(328,546)	(328,546)
Treasury Stock: 334 shares	(85)	(85)	(85)
Total stockholders’ equity	59,342	59,342	59,342
Total capitalization	$59,342	$59,342	59,342

The number of shares of our common stock shown above to be outstanding is based on 86,557,736 shares outstanding as of September 30, 2021, and excludes:

●	6,602,705 shares of our common stock subject to outstanding options having a weighted average exercise price of $2.58 per share;

2 Gives effect to the payment of the placement agent fee of $1 million but does not give effect to other expenses related to the Offerings and payable by us.

3 The proceeds from this offering and the Concurrent Offering will be held in an escrow account until the expiration of the Redemption Period for the relevant Series, subject to their prior use for Redemptions. See “Use of Proceeds” in this prospectus supplement.

S-11

●	10,750 shares of our common stock subject to unvested outstanding stock grants having a weighted average grant day fair value of $1.33 per share;

●	102,009 shares of our common stock reserved for future issuance pursuant to our existing stock incentive plans;

●	31,483,516 complete shares of our common stock issuable upon conversion of the Series A Preferred stock and Series B Preferred Stock, respectively;

●	2,636,899 shares of our common stock issuable upon exercise of warrants outstanding having a weighted average exercise price of $1.40 per share; and

●	334 shares of our common stock held as treasury stock.

DESCRIPTION OF SECURITIES

Series A Preferred Stock

We are offering up to 50,000 shares of our Series A Preferred Stock, $0.01 par value per share, in this offering, with a stated value of $300.00 per share. The following are the principal terms of the Series A Preferred Stock:

Dividends

The holders of Series A Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of our common stock, when and if actually paid.

Quorum

For purposes of determining the presence of a quorum at any meeting of the stockholders at which the shares of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock shall equal the number of shares of our common stock it is convertible into, disregarding, for such purposes, any limitations on conversion thereof.

Voting Rights

The Series A Preferred Stock has no voting rights, except to the extent required under the Delaware General Corporation Law and as set forth below:

●	each share of Series A Preferred Stock will entitle the holder thereof (a) to vote exclusively with respect to (i) the Reverse Stock Split and (ii) the amendment to our Charter, as amended, to effect the Reverse Stock Split, and (b) to a number of votes equal to the number of Series A Conversion Shares issuable upon conversion thereof assuming the Series A Preferred Stock were then convertible into common stock (whether or not such shares are then convertible and disregarding for such purposes any limitations on conversion). The shares of Series A Preferred Stock shall, except as required by law, vote together with the common stock and the Series B Preferred Stock, as a single class. The holders of the Series A Preferred Stock agreed to vote such shares in favor of the Proposal.

●	otherwise, as long as any shares of Series A Preferred Stock are outstanding, the holders of the shares of Series A Preferred Stock will be entitled to approve, by a majority vote of the then-outstanding shares of Series A Preferred Stock if we seek to (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Certificate of Designation, (b) amend our certificate of incorporation or other Charter documents in any manner that adversely affects any rights of the holders of the Series A Preferred Stock, (c) increase the number of authorized shares of Series A Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

S-12

Liquidation

Upon any liquidation, dissolution or winding-up of our Company, whether voluntary or involuntary, prior and in preference to the holders of our common stock, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets available for distribution to stockholders an amount equal to 105% of the Stated Value of the Series A Preferred Stock and no more. The same preference and terms with respect to distributions to the Series A Preferred Stock upon a liquidation, dissolution or winding-up of our Company shall apply mutatis mutandis to any distributions to be made upon the consummation of a Fundamental Transaction (as defined below) or Change of Control Transaction (as defined below).

Conversion

Subject to the Series A Beneficial Ownership Limitation (as defined below), the Series A Preferred Stock is convertible into shares of common stock, or Series A Conversion Shares. The conversion rate, subject to adjustment as set forth in the Series A Certificate of Designation, is determined by dividing the stated value of the Series A Preferred Stock by $0.91, or the Series A Conversion Price. The Series A Conversion Price is subject to adjustment as set forth in the Series A Certificate of Designation for stock dividends and stock splits or the occurrence of a Fundamental Transaction (as defined in below). If any shares of Series A Preferred Stock are converted or reacquired by us, such shares shall resume the status of authorized but unissued shares of our preferred stock and shall no longer be designated as Series A Preferred Stock.

Optional Conversion

Subject to the Series A Beneficial Ownership Limitation, each share of Series A Preferred Stock will be convertible, at any time and from time to time only after the Reverse Stock Split Date, at the option of the holder thereof, into that number of shares of common stock determined by dividing the stated value of such share of Series A Preferred Stock by the Series A Conversion Price (as defined below). Stockholders will effect conversions by delivering to our Company a conversion notice, or a Series A Notice of Conversion. Each Series A Notice of Conversion will specify the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable stockholder delivers such Series A Notice of Conversion to our Company, such date, the Series A Conversion Date. If no Series A Conversion Date is specified in a Series A Notice of Conversion, the Series A Conversion Date shall be as of the close of business on the business day that such Series A Notice of Conversion is delivered to us, or if such day is not a business day or if the Series A Notice of Conversion is delivered after regular business hours, the next business day. No ink-original Series A Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Series A Notice of Conversion form be required. The calculations and entries set forth in the Series A Notice of Conversion will control in the absence of manifest or mathematical error. From and after the Series A Conversion Date, until presented for transfer or exchange, certificates that previously represented shares of Series A Preferred Stock will represent, in lieu of the number of shares of Series A Preferred Stock previously represented by such certificate, the number of shares of Series A Preferred Stock, if any, previously represented by such certificate that were not converted pursuant to the Series A Notice of Conversion, plus the number of shares of Series A Conversion Shares into which the shares of Series A Preferred Stock previously represented by such certificate were converted. To effect conversions of shares of Series A Preferred Stock, a stockholder will not be required to surrender the certificate(s) representing the shares of Series A Preferred Stock to us unless all of the shares of Series A Preferred Stock represented thereby are so converted, in which case such stockholder will deliver the certificate representing such shares of Series A Preferred Stock promptly following the Series A Conversion Date at issue. Shares of Series A Preferred Stock converted into common stock will be canceled and will not be reissued.

Conversion Price. The conversion price for the Series A Preferred Stock will be $0.91, subject to adjustment as further described herein, or Series A Conversion Price.

S-13

Mechanics of Conversion

●	Delivery of Series A Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days (as defined below) and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Series A Conversion Date, or Share Delivery Date, we will deliver, or cause to be delivered, to the converting stockholder the number of Series A Conversion Shares being acquired upon the conversion of the Series A Preferred Stock, which Series A Conversion Shares will be free of restrictive legends and trading restrictions. We will use reasonable best efforts to deliver the Series A Conversion Shares required to be delivered by us through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on our Company’s primary Trading Market with respect to the common stock as in effect on the date of delivery of the Notice of Conversion.

●	Failure to Deliver Series A Conversion Shares. If, in the case of any Series A Notice of Conversion, such Series A Conversion Shares are not delivered to or as directed by the applicable stockholder by the Share Delivery Date, the stockholder will be entitled to elect by written notice to us at any time on or before its receipt of such Series A Conversion Shares, to rescind such conversion, in which event we will promptly return to the stockholder any original Series A Preferred Stock certificate delivered to us and the stockholder will promptly return to us the Series A Conversion Shares issued to such stockholder pursuant to the rescinded Series A Notice of Conversion.

●	Obligation Absolute; Partial Liquidated Damages. Subject to the Series A Beneficial Ownership Limitation, our Company’s obligation to issue and deliver the Series A Conversion Shares upon conversion of Series A Preferred Stock are absolute and unconditional, irrespective of any action or inaction by a stockholder to enforce the same, any waiver or consent with respect to any provision of the Series A Certificate of Designation, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such stockholder or any other person of any obligation to our Company or any violation or alleged violation of law by such stockholder or any other person, and irrespective of any other circumstance, other than in connection with the Series A Beneficial Ownership Limitation, which might otherwise limit such obligation of our Company to such stockholder in connection with the issuance of such Series A Conversion Shares; provided, however, that such delivery shall not operate as a waiver by our Company of any such action that our Company may have against such stockholder. In the event a stockholder elects to convert any or all of the stated value of its Series A Preferred Stock, our Company may not refuse conversion based on any claim that such stockholder or anyone associated or affiliated with such stockholder has been engaged in any violation of law, agreement or for any other reason, other than pursuant to the Series A Beneficial Ownership Limitation, unless an injunction from a court, on notice to stockholder, restraining and/or enjoining conversion of all or part of the Series A Preferred Stock of such stockholder has been sought and obtained, and our Company posts a surety bond for the benefit of such stockholder in the amount of 150% of the stated value of the Series A Preferred Stock which is subject to the injunction, which bond will remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the stockholder to the extent it obtains judgment. In the absence of such injunction, subject to the Series A Beneficial Ownership Limitation, our Company will issue Series A Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If our Company fails to deliver to a stockholder such Series A Conversion Shares by the Share Delivery Date applicable to such conversion, other than in accordance with the Series A Beneficial Ownership Limitation, our Company will pay to such stockholder, in cash, as liquidated damages and not as a penalty, for each $5,000 of stated value of Series A Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day after the Share Delivery Date and increasing to $200 per Trading Day on the sixth Trading Day after the Share Delivery Date) for each Trading Day after the Share Delivery Date until such Series A Conversion Shares are delivered or the stockholder rescinds such conversion. Nothing will limit a stockholder’s right to pursue actual damages for our failure to deliver Series A Conversion Shares within the period specified herein and such stockholder will have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

S-14

●	Compensation for Buy-In on Failure to Timely Deliver Series A Conversion Shares Upon Conversion. In addition to any other rights available to the stockholder, if we fail for any reason, other than due to the Series A Beneficial Ownership Limitation, to deliver to a stockholder the applicable Series A Conversion Shares by the Share Delivery Date, and if after such Share Delivery Date such stockholder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the stockholder’s brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by such stockholder of the Series A Conversion Shares which such stockholder was entitled to receive upon the conversion relating to such Share Delivery Date, or Buy-In, then we will (A) pay in cash to such stockholder (in addition to any other remedies available to or elected by such stockholder) the amount, if any, by which (x) such stockholder’s total purchase price (including any brokerage commissions) for the common stock so purchased exceeds (y) the product of (1) the aggregate number of shares of common stock that such stockholder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such stockholder, either reissue (if surrendered) the shares of Series A Preferred Stock equal to the number of shares of Series A Preferred Stock submitted for conversion (in which case, such conversion will be deemed rescinded) or deliver to such stockholder the number of shares of common stock that would have been issued if we had timely complied with our delivery requirements. For example, if a stockholder purchases shares of common stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series A Preferred Stock with respect to which the actual sale price of the Series A Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, we will pay such stockholder $1,000. The stockholder will provide us written notice indicating the amounts payable to such stockholder in respect of the Buy-In and, upon our request, evidence of the amount of such loss. Nothing will limit a stockholder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to our failure to timely deliver the Series A Conversion Shares upon conversion of the shares of Series A Preferred Stock.

●	Reservation of Shares Issuable Upon Conversion. From and after the Reverse Stock Split Date and until no shares of Series A Preferred Stock remain outstanding, our Company will at all times reserve and keep available out of its authorized and unissued shares of common stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of persons other than the stockholder (and the other holders of the Series A Preferred Stock), not less than the aggregate number of shares of the commons stock as would (subject to the terms and conditions set forth in the Purchase Agreement) be issuable upon the conversion of the then outstanding shares of Series A Preferred Stock. Our Company covenants that all shares of common stock that will be so issuable will, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

●	Fractional Shares. No fractional shares or scrip representing fractional shares will be issued upon the conversion of the Series A Preferred Stock. As to any fraction of a share which the stockholder would otherwise be entitled to purchase upon such conversion, we will at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Series A Conversion Price or round up to the next whole share. Notwithstanding anything to the contrary contained herein, but consistent with the provisions of this subsection with respect to fractional Series A Conversion Shares, nothing will prevent any stockholder from converting fractional shares of Series A Preferred Stock.

●	Transfer Taxes and Expenses. The issuance of Series A Conversion Shares on conversion of the Series A Preferred Stock will be made without charge to any stockholder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Series A Conversion Shares, provided that we will not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Series A Conversion Shares upon conversion in a name other than that of the stockholders of such shares of Series A Preferred Stock and we will not be required to issue or deliver such Series A Conversion Shares unless or until the person or persons requesting the issuance thereof have paid to us the amount of such tax or have established to our satisfaction that such tax has been paid. We will pay all transfer agent fees required for same-day processing of any Series A Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Series A Conversion Shares.

S-15

Mandatory Conversion

On the Reverse Stock Split Date or, if all of the Equity Conditions (as defined below) are not satisfied on the Reverse Stock Split Date, on the first such date, if and only if such date is within and no later than 15 Trading Days after the Reverse Stock Split Date, that all of the Equity Conditions are satisfied unless waived in writing by each holder of the Series A Preferred Stock, or Series A Mandatory Conversion Date, our Company may deliver written notice of the Series A Mandatory Conversion (as defined below) to all holders of shares of Series A Preferred Stock on the Series A Mandatory Conversion Date and, on such Series A Mandatory Conversion Date, the Company will convert all of each such stockholder’s shares of Series A Preferred Stock into Series A Conversion Shares at the then effective Series A Conversion Price, or Series A Mandatory Conversion. If any of the Equity Conditions shall cease to be satisfied at any time on or after the Mandatory Conversion Date through and including the actual delivery of all of the Series A Conversion Shares to the holders, a holder may elect to nullify the Series A Mandatory Conversion by notice to us within three Trading Days, after the first day on which any such Equity Condition has not been satisfied. Any Mandatory Conversion shall be subject to the Series A Beneficial Ownership Limitation.

Forced Conversion

In addition to the Series A Mandatory Conversion, and subject to the Series A Beneficial Ownership Limitation, at any time after 120 days following the Series A Mandatory Conversion Date, we may deliver a written notice to all holders of shares of Series A Preferred Stock, or Series A Forced Conversion Notice, and the date such notice is delivered to all such holders, the Series A Forced Conversion Notice Date, to cause each holder of Series A Preferred Stock to convert all or part of such holder’s Series A Preferred Stock (as specified in such Series A Forced Conversion Notice) in accordance with the Series A Certificate of Designation, or Series A Forced Conversion. We may not deliver a Series A Forced Conversion Notice, and any Series A Forced Conversion Notice delivered by us shall not be effective, unless all of the Equity Conditions have been met on the Series A Forced Conversion Notice Date through and including the later of the Series A Forced Conversion Date and the Trading Day (as defined in the Series A Certificate of Designation) after the date that the Series A Conversion Shares issuable pursuant to such conversion are actually delivered to the holders pursuant to the Series A Forced Conversion Notice.

Redemption

After (i) the earlier of (1) the approval by a majority in voting power of the then outstanding shares of capital stock of our Company entitled to vote on the matter, of the Proposal and (2) the date that is 90 days following the original issue date and (ii) before the date that is 120 original issue date, or Series A Redemption Period, each holder of Series A Preferred Stock shall have the right, by delivering written notice thereof, or a Series A Redemption Notice, to cause our Company to redeem all or part of such stockholder’s shares of Series A Preferred Stock at a price per share equal to 105% of such shares’ stated value. The Company will redeem the shares of Series A Preferred Stock in accordance with the Series A Redemption Notice, no later than 5 days after the date on which the Series A Redemption Notice is delivered to our Company. Any redeemed shares of Series A Preferred Stock will no longer be deemed to be outstanding.

Series A Beneficial Ownership Limitation

The Series A Preferred Stock cannot be converted to common stock if the holder and its affiliates would beneficially own more than 4.99% or 9.99% at the election of the holder of the outstanding common stock, or Series A Beneficial Ownership Limitation. However, any holder may increase or decrease the Series A Beneficial Ownership Limitation to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice. The Series A Beneficial Ownership Limitation may not be waived by our Company or the stockholder subject thereto.

S-16

Other Definitions

“Change of Control Transaction” means the occurrence of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of effective control (whether through legal or beneficial ownership of capital stock of our Company, by contract or otherwise) of in excess of 50% of the voting securities of our Company (other than by means of the issuance, sale, conversion or exercise of Series A Preferred Stock or Series B Preferred Stock), (b) our Company merges into or consolidates with any other person, or any person merges into or consolidates with our company and, after giving effect to such transaction, the stockholders of our Company immediately prior to such transaction own less than a majority of its aggregate voting power or the successor entity of such transaction, (c) our Company (and all of its subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another person and the stockholders of our Company immediately prior to such transaction own less than a majority of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a one year period of more than one-half of the members of our Board of Directors which is not approved by a majority of those individuals who are members of our Board of Directors on the original issue date (or by those individuals who are serving as members of our Board of Directors on any date whose nomination to our Board of Directors was approved by a majority of the members of our Board of Directors who are members on the original issue date), or (e) the execution by our Company of an agreement to which our Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Equity Conditions” means, during the period in question, (a) our Company shall have paid all liquidated damages and other amounts owing to the applicable holder in respect of the Series A Preferred Stock, (b) (i) there is an effective registration statement pursuant to which either (A) our Company may issue Series A Conversion Shares or (B) the holders are permitted to utilize the prospectus thereunder to resell all of the shares of common stock issuable pursuant to the Transaction Documents (and our Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Series A Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of dividends) may be resold pursuant to Rule 144 under the Securities Act without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to our Company as set forth in a written opinion letter to such effect, addressed and reasonably acceptable to the Transfer Agent and the affected Holder or (iii) all of the Series A Conversion Shares may be issued to the Holder pursuant to Section 3(a)(9) of the Securities Act and the rules and regulations promulgated thereunder, and immediately resold without restriction, (c) the common stock is trading on a Trading Market and all of the shares of common stock issuable upon conversion of the Series A Preferred Stock are listed or quoted for trading on such Trading Market (and our Company believes, in good faith, that trading of the common stock on a Trading Market will continue uninterrupted for the foreseeable future), (d) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of common stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (e) a majority in voting power of the outstanding shares of our Company will have approved the Reverse Stock Split Amendment, (f) the issuance of the shares in question to the applicable holder would not violate the Series A Beneficial Ownership Limitation, (g) the shares of common stock have traded on the applicable Trading Market during a consecutive ten (10) day period at an average market price per share greater than $2.00 and the average daily trading volume during such period is equal to or greater than $2,000,000, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the applicable holder is not in possession of any information provided by our Company, any of its subsidiaries, or any of their officers, directors, employees, agents or affiliates, that constitutes, or may constitute, material non-public information and (j) our Company shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Series A Notices of Conversion of the applicable holder on or prior to the dates so requested or required, if any.

“Fundamental Transaction” means, if at any time while shares of Series A Preferred Stock are outstanding, (i) our Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of our Company with or into another person, (ii) our Company (and all of its subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by our Company or another person) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of at least 50% of the outstanding shares of common stock, (iv) our Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of its common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, or (v) our Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding shares of common stock of our Company (not including any shares of common stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination).

S-17

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the common stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means the Series A Certificate of Designation, the Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Redeemable Preferred Stock of our Company, the Purchase Agreement, the Escrow Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Purchase Agreement, in each case as amended, modified or supplemented from time to time in accordance with its terms.

Securities Purchase Agreement

The Series A Preferred Stock described in this Prospectus Supplement will be issued subject to, and in accordance with, the terms of the Securities Purchase Agreement, or the Purchase Agreement, entered into by and among our Company and each purchaser party thereto, on January 10, 2022. In addition to customary covenants, representations and warranties, the Purchase Agreement contemplates indemnification obligations of our Company in favor of each purchaser thereunder, and its directors, officers, shareholders, members, partners, employees and agents, each person who controls each such purchaser, and the directors, officers, shareholders, agents, members, partners or employees of such controlling persons, each, a Purchaser Party, for all losses, liabilities, obligations, claims, contingencies, damages, costs and reasonable expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by our Company in the Purchase Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective affiliates, by any stockholder of our Company who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents.

Additionally, under the Purchase Agreement the Company and the purchasers thereunder have agreed as follows:

●	On and after the Reverse Stock Split Date, our Company will maintain a reserve from its duly authorized shares of common stock for issuance in such amount as may then be required to fulfill its obligations in full under the Transaction Documents. If, at any date after the Reverse Stock Split Date, the number of authorized but unissued (and otherwise unreserved) shares of common stock is less than the Required Minimum on such date, then the Board of Directors will use commercially reasonable efforts to amend the certificate of incorporation to increase the number of authorized but unissued shares of common stock to at least the Required Minimum at such time, as soon as possible, and in any event not later than the 90th day after such date. “Required Minimum” means, as of any date, the maximum aggregate number of shares of common stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including the conversion in full of all shares of Series A Preferred Stock, ignoring any conversion or exercise limits set forth therein.

●	From the date of the Purchase Agreement until thirty (30) days thereafter, neither our Company nor any subsidiary will (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or Common Stock Equivalents or (ii) file any registration statement or amendment or supplement thereto, other than this prospectus supplement. “Common Stock Equivalents” means any securities of our Company or its subsidiaries which would entitle the holder thereof to acquire at any time common stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common stock. In addition, to the extent shares of Series A Preferred Stock are outstanding, from the original issue date until one hundred twenty (120) days thereafter, neither our Company nor any of its subsidiaries shall issue any shares of preferred stock or other securities having rights senior to or pari passu with the Series A Preferred Stock.

S-18

●	From the date of the Purchase Agreement until one (1) year following the Reverse Stock Split Date, our Company will not effect or enter into an agreement to effect any issuance by of common stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which our Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of our Company or the market for the common stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby our Company may issue securities at a future determined price. Any purchaser will be entitled to obtain injunctive relief against our Company to preclude any such issuance, which remedy will be in addition to any right to collect damages.

●	Until the Reverse Stock Split Date, neither our Company nor any of its subsidiary will make any issuance whatsoever of common stock or Common Stock Equivalents. In addition, to the extent shares of the Series A Preferred Stock are outstanding, from the date hereof until one hundred twenty (120) days thereafter, neither our Company nor any Subsidiary shall issue any shares of preferred stock or other securities having rights senior to or pari passu with the Series A Preferred Stock.

●	From the date of the Purchase Agreement up to and including the Reverse Stock Split Date, each purchaser, severally and not jointly with the other purchasers, agrees to not convert any shares of Series A Preferred Stock and such purchaser will not transfer, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)) any shares of Series A Preferred Stock.

●	Each purchaser covenants to (i) vote, and will cause its affiliates to vote, all shares of Series A Preferred Stock owned by such purchaser or its affiliates, as applicable, in favor of any resolution presented to the stockholders of our Company for the purpose of approving the amendment of the certificate of incorporation to effect the Reverse Stock Split, (ii) attend (with respect to all shares of Series A Preferred Stock held by such purchaser), including, for purposes of attendance, by delivering a proxy, any meeting of the stockholders of our Company held for purposes of obtaining the indicated in (i) above, and (iii) promptly upon request by us, grant our Company (or its designee) an irrevocable proxy, in form and substance reasonably satisfactory to such purchaser, to vote all shares of Series A Preferred Stock in accordance with clause (i) above.

●	The Company will not offer or grant any consideration (including any modification of any Transaction Document) to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents.

●	Except for the Reverse Stock Split, until the one year anniversary of the original issue date, our Company will not undertake a reverse or forward stock split or reclassification of the common stock without the prior written consent of the purchasers holding a majority in interest of the shares issued under the Purchase Agreement, provided that no consent shall be required in the event the Company undertakes a reverse stock split for purposes of maintaining the listing of the common stock on the Trading Market.

S-19

Placement Agent Agreement

Under the Placement Agent Agreement dated as of on January 10, 2022, by and between our Company and A.G.P./Alliance Global Partners, our Company has agreed, among other terms, to continue to retain (i) a firm of independent PCAOB registered public accountants for a period of at least three (3) years after the original issue date and (ii) a competent transfer agent with respect to the common stock for a period of three (3) years after the original issue date. In addition, from January 10, 2022 until 90 days after the original issue date, neither our Company nor any of its subsidiaries shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of preferred stock, common stock or Common Stock Equivalents (as defined above), except that such restriction shall not apply with respect to an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of common stock or options or other awards to employees, officers, service providers or directors of our Company pursuant to any stock or option plan or arrangement duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to our Company (or shares of common stock issued upon exercise of any such options or awards), (b) securities upon the exercise or exchange of or conversion of any securities issued under the Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations), (c) securities in connection with the acquisition or license by our Company of the securities, business, property, technology or other assets of another person or business entity or pursuant to any employee benefit plan assumed by our Company in connection with any such acquisition, and (d) securities in connection with any merger, joint venture, strategic alliance, commercial or other collaborative transaction; provided that, in the case of immediately preceding clauses (c) and (d), the aggregate number of securities issued in connection with all such acquisitions and other transactions does not exceed 10% of the number of shares outstanding on a fully diluted basis after giving effect to the consummation of the offering pursuant to the Purchase Agreement.

Escrow Agreement

On the original issue date, our Company, Citibank N.A. and the Holder Representative (as defined therein), will enter into an escrow agreement, pursuant to which, the proceeds otherwise payable to our Company under the Purchase Agreement upon the original issuance of the Series A Preferred Stock and Series B Preferred Stock will be deposited in escrow to serve as source of payment in the event the purchasers of shares of Series A Preferred Stock and Series B Preferred Stock exercise their redemption rights as previously described in this Prospectus Supplement and in accordance with the Series A Certificate of Designation. Any funds not payable to the stockholders upon redemption of shares, will be released to our Company upon termination of the Series A Redemption Period.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board out of funds legally available therefor. In the event of a dissolution, liquidation or winding-up of the Company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and any preferential rights of any outstanding preferred stock.

Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which may be designated and issued in the future.

S-20

PLAN OF DISTRIBUTION

A.G.P. has agreed to act as the placement agent in connection with this offering and the Concurrent Offering. The placement agent is not purchasing or selling any of the shares of our Series A Preferred Stock offered by this prospectus supplement but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement. We have entered into a securities purchase agreement directly with institutional investors in connection with this offering and the Concurrent Offering. Both Offerings are expected to close on or about January 13, 2022, subject to customary closing conditions, without further notice to you.

Fees and Expenses

We have agreed to pay the placement agent a placement agent’s fee of approximately $1 million for both this offering and the Concurrent Offering. The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of our Series A Preferred Stock offered pursuant to this prospectus supplement and the accompanying prospectus.

	Per Share	Total(1)
Public offering price	$285.00	$14,250,000
Placement agent’s fees(1)	$10.00	$500,000
Proceeds to us, before expenses	$275.00	$13,750,000

(1) The placement agent fees in this table represent one half of the total placement agent fees for both Offerings of $1 million.

In addition, we have agreed to reimburse the placement agent’s expenses up to $110,000 upon closing the Offerings, representing a pro rata amount of $55,000 for this offering. We estimate that the total expenses of the offering payable by us will be approximately $750,000 including the placement agent’s fees.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent and other specified persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Lock-Up Agreement

We have agreed, subject to specified exceptions, that until 90 days after the closing date of this offering and the Concurrent Offering, neither we nor our subsidiary will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our Series A Preferred Stock, common stock or any other securities that are convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive Series A Preferred Stock or common stock, without the prior written consent of the placement agent (except for certain Exempt Issuances, as defined herein). The placement agent may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release us from all or any portion of this lock-up restriction.

S-21

Other Activities and Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, including any past offerings and the Concurrent Offering, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. Any such short positions could adversely affect future trading prices of the shares offered hereby. The placement agent and certain of its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The foregoing includes a brief summary of certain provisions of the placement agency agreement and securities purchase agreement that we will enter into and does not purport to be a complete statement of their terms and conditions. A copy of the placement agency agreement and the form of securities purchase agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-22.

NASDAQ Capital Market Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “CLSN.” As of January 10, 2022, our Series A Preferred Stock was not listed on any exchange. We do not intend to list our Series A Preferred Stock on any exchange.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Baker & McKenzie LLP, New York, NY. Certain legal matters will be passed upon for the placement agent by Ballard Spahr LLP, Philadelphia, Pennsylvania.

EXPERTS

WithumSmith+Brown, PC (“Withum”), an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated herein by reference in reliance on Withum’s report, given on their authority as experts in accounting and auditing.

S-22

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and any accompanying prospectus, which forms a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement or any accompanying prospectus concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.celsion.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

You may also request a copy of these filings, at no cost, by writing or telephoning us at: 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648, (609) 896-9100.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus supplement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 19, 2021;

●	our Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2021, filed with the SEC on May 14, 2021, August 12, 2021 and November 15, 2021;

●	our Current Reports on Form 8-K filed with the SEC on January 21, 2021, January 25, 2021, January 29, 2021, February 3, 2021, February 11, 2021, April 2, 2021, June 4, 2021, June 7, 2021, June 10, 2021, June 21, 2021, December 3, 2021, December 10, 2021 and December 30, 2021; and

●	the description of our common stock and preferred stock contained in our registration statement on Form 8-A filed with the SEC on May 26, 2000, as amended by a Form 8-A/A dated February 7, 2008, and any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Celsion, Inc.

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

(609) 896-9100

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

S-23

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may from time to time offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus may not exceed $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities using this prospectus, we will provide the specific terms of the securities and the offering in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add to, update or change the information contained in this prospectus, You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market under the symbol “CLSN.” On March 17, 2021, the last reported closing sale price of our common stock on The NASDAQ Capital Market was $2.29 per share. We do not expect our preferred stock, debt securities, warrants, rights or units to be listed on any securities exchange or over-the-counter market unless otherwise described in the applicable prospectus supplement.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read “Risk Factors” on page 5 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and under similar headings in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2021.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer shares of our common stock, shares of our preferred stock, debt securities, warrants, rights or units comprised of two or more of the foregoing securities in one or more offerings, for a total maximum offering price not to exceed $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that specific offering, including the specific amounts, prices and terms of the securities offered. Any prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, any documents that we incorporate by reference in this prospectus, and the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, as used in this prospectus, the terms “Celsion,” “the Company,” “we,” “us” and “our” refer to Celsion Corporation, a Delaware corporation, and its wholly-owned subsidiary, CLSN Laboratories, Inc., also a Delaware corporation. The Celsion brand and product names, including but not limited to Celsion® contained in this prospectus are trademarks, registered trademarks or service marks of Celsion Corporation or its subsidiary in the United States and certain other countries. This document may also contain references to trademarks and service marks of other companies that are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. We also maintain a website at www.celsion.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information available on or through our website is not part of this prospectus or any applicable prospectus supplement or related free writing prospectus and should not be relied upon.

2

This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to the filings. You should review the complete document to evaluate these statements.

INFORMATION INCORPORATED BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC (SEC File No. 001-15911):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 19, 2021;

●	our Current Reports on Form 8-K filed with the SEC on January 21, 2021, January 25, 2021, January 29, 2021, February 3, 2021 and February 11, 2021; and

●	the description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on May 26, 2000, as amended by a Form 8-A/A dated February 7, 2008, and any amendments or reports filed for the purpose of updating such description.

Any statement contained in any previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We also incorporate by reference any future filings, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case, after the date of the initial registration statement and prior to effectiveness of the registration statement and from the effective date of the registration statement until the termination of the offering of the securities hereunder. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide without charge to each person, including any beneficial owners of our securities, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address.

Celsion Corporation

997 Lenox Drive, Suite 100

Lawrenceville, New Jersey 08648

(609) 896-9100

3

FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus, including without limitation, any projections or earnings, revenue or other financial items, any statements of the plans and objectives of management for future operations (including, but not limited to, pre-clinical development, clinical trials, manufacturing and commercialization), uncertainties and assumptions regarding the impact of the COVID-19 pandemic on our business, operations, clinical trials, supply chain, strategy, goals and anticipated timelines, any statements concerning proposed drug candidates, potential therapeutic benefits, or other new products or services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” “potential” or “continue,” or the negative thereof or other comparable terminology. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our industry, business, and operations, we cannot guarantee that actual results will not differ materially from our expectations.

Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including, but not limited to the various factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 19, 2021, which factors include, without limitation, changes in the course of research and development activities and in clinical trials; possible changes in cost and timing of development and testing; possible changes in capital structure, financial condition, working capital needs and other financial items; changes in approaches to medical treatment; clinical trial analysis and future plans relating thereto; our ability to realize the full extent of the anticipated benefits of our acquisition of substantially all of the assets of EGEN, Inc., including achieving operational cost savings and synergies in light of any delays we may encounter in the integration process and additional unforeseen expenses; introduction of new products by others; possible licenses or acquisitions of other technologies, assets or businesses; possible actions by customers, suppliers, partners, competitors and regulatory authorities; compliance with the listing standards of The NASDAQ Capital Market; and future economic conditions or performance. These and other risks and uncertainties could cause actual results to differ materially from those indicated by forward-looking statements.

The discussion of risks and uncertainties set forth in this prospectus is not necessarily a complete or exhaustive list of all risks facing the Company at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment and our business is in a state of evolution. Therefore, it is likely that new risks will emerge, and that the nature and elements of existing risks will change, over time. It is not possible for management to predict all such risk factors or changes therein, or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors, or new or altered factors, may cause results to differ materially from those contained in any forward-looking statement. Except as required by law, we assume no obligation to revise or update any forward-looking statement that may be made from time to time by us or on our behalf for any reason, even if new information becomes available in the future.

4

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the matters discussed under the heading “Risk Factors” in this prospectus.

Company Overview

We are a fully integrated, clinical stage biotechnology company focused on advancing a portfolio of innovative treatments including DNA-based immunotherapies, next generation vaccines and directed chemotherapies through clinical trials and eventual commercialization.

We were founded in 1982 and are a Delaware corporation. Our shares of common stock trade on The NASDAQ Capital Market under the symbol “CLSN.” Our principal executive offices are located at 997 Lenox Drive, Suite 100, Lawrenceville, New Jersey 08648. Our telephone number is (609) 896-9100 and our website is www.celsion.com. The information available on or through our website is not part of or incorporated by reference into, this prospectus and should not be relied upon.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus and any accompanying prospectus supplement before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I - Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K and in other filings we make with the SEC, as well as the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement or in any other document and incorporated by reference into this prospectus. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include the further research and development, clinical trials, manufacture and commercialization of our product candidates and of our technologies, working capital, repaying, redeeming or repurchasing debt, capital expenditures and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, as well as for capital expenditures. We have not specifically allocated the proceeds to those purposes as of the date of this prospectus. The precise amount and timing of the application of proceeds from the sale of securities will depend on our funding requirements and the availability and cost of other funds at the time of sale. Allocation of proceeds of a particular series of securities, or the principal reason for the offering if no allocation has been made, will be described in the applicable prospectus supplement or in any related free writing prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors, or our board, and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board may deem relevant.

5

GENERAL DESCRIPTION OF SECURITIES

We may offer shares of common or preferred stock, various series of debt securities, warrants or other rights to purchase common stock or preferred stock, or units consisting of combinations of the foregoing, in each case from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. At the time we offer a type or series of securities, we will provide a prospectus supplement describing the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;
●	aggregate principal amount or aggregate offering price;
●	voting or other rights;
●	rates and times of payment of interest, dividends or other payments;
●	original issue discount;
●	maturity;
●	ranking;
●	restrictive covenants;
●	default provisions;
●	redemption, conversion, exercise, exchange, settlement or sinking fund terms, including prices or rates, and any provisions for changes to or adjustments in such prices or rates and in the securities or other property receivable upon conversion, exercise, exchange or settlement;
●	any securities exchange or market listing arrangements; and
●	important U.S. federal income tax considerations.

The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, our amended and restated certificate of incorporation, bylaws and the other documents referred to in the descriptions, all of which are or will be publicly filed with the SEC, as applicable. See “Where You Can Find More Information” for additional details.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 112,500,000 shares of common stock, par value $0.01 per share, and 100,000 shares of preferred stock, par value $0.01 per share. As of March 19, 2021, there were 75,011,774 shares of our common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the applicable provisions of the Delaware General Corporation Law, as amended, or the DGCL, the provisions of our certificate of incorporation, as amended, or our certificate of incorporation, and our bylaws, as amended, or our bylaws. This information is qualified entirely by reference to the applicable provisions of the DGCL, our certificate of incorporation and bylaws. For information on how to obtain copies of our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see the section titled “Where You Can Find Additional Information” in this prospectus.

6

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board out of funds legally available therefor. In the event of a dissolution, liquidation or winding-up of the Company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and any preferential rights of any outstanding preferred stock.

Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which may be designated and issued in the future.

Preferred Stock

Pursuant to our certificate of incorporation, our board has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NASDAQ rules), to designate and issue shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers (including voting), privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series, the qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class or, in some cases, as a series on an amendment to our certificate of incorporation if the amendment would change the par value of the class or, unless our certificate of incorporation provides otherwise, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided in the applicable certificate of designation.

Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other securities. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Anti-Takeover Considerations and Special Provisions of Our Certificate of Incorporation, Our Bylaws and the DGCL

Certificate of Incorporation and Bylaws

A number of provisions of our certificate of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders. Provisions that grant our board the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board, including takeovers that may be considered by some stockholders to be in their best interests, such as those attempts that might result in a premium over the market price for the shares held by stockholders. Certain provisions could delay or impede the removal of incumbent directors even if such removal would be beneficial to our stockholders, such as the classification of our board and the lack of cumulative voting. Since our board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

7

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board and in the policies it implements and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders and could potentially depress the market price of our common stock. Our board believes that these provisions are appropriate to protect our interests and the interests of our stockholders.

Classification of Board; No Cumulative Voting. Our certificate of incorporation and bylaws provide for our board to be divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders representing a majority of the shares of common stock outstanding will be able to elect those directors due to be elected at each annual meeting of our stockholders.

Meetings of and Actions by Stockholders. Our bylaws provide that annual meetings of our stockholders may take place at the time and place designated by our board. A special meeting of our stockholders may be called at any time by our board, the chairman of our board or our president. Our bylaws provide that (i) our board can fix separate record dates for determining stockholders entitled to receive notice of a stockholder meeting and for determining stockholders entitled to vote at the meeting; (ii) we may hold a stockholder meeting by means of remote communications; (iii) any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to our secretary, request that our board fix a record date and our board shall adopt a resolution fixing the record date in all events within ten calendar days after a request is received; and (iv) a written consent of stockholders shall not be effective unless a written consent signed by a sufficient number of stockholders to take such action is received by us within 60 calendar days of the earliest dated written consent received.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, our secretary at our principal executive offices not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day in advance of the date specified in our proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. If the date of the annual meeting is more than 30 calendar days before or after such anniversary date, notice by the stockholder to be timely must be not earlier than the close of business on the 120th calendar day in advance of such date of annual meeting and not later than the close of business on the later of the 90th calendar day in advance of such date of annual meeting or the tenth calendar day following the date on which public announcement of the date of the meeting is made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of an advance notice by any stockholder. Any stockholder that proposes director nominations or other business must be a stockholder of record at the time the advance notice is delivered by such stockholder to us and entitled to vote at the meeting. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for the election of directors at an annual meeting of stockholders. Unless otherwise required by law, any director nomination or other business shall not be made or transacted if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the director nominee or other proposed business.

8

Filling of Board Vacancies. Our certificate of incorporation and bylaws provide that the authorized size of our board shall be determined by our board by board resolution from time to time and that our board has the exclusive power to fill any vacancies and newly created directorships resulting from any increase in the authorized number of directors and the stockholders do not have the power to fill such vacancies. Vacancies in our board and newly created directorships resulting from any increase in the authorized number of directors on our board may be filled by a majority of the directors remaining in office, even though that number may be less than a quorum of our board, or by a sole remaining director. A director so elected to fill a vacancy shall serve for the remaining term of the predecessor he or she replaced and until his or her successor is elected and has qualified, or until his or her earlier resignation, removal or death.

Amendment of the Certificate of Incorporation. Our certificate of incorporation may be amended, altered, changed or repealed at a meeting of our stockholders entitled to vote thereon by the affirmative vote of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class, in the manner prescribed by the DGCL.

Amendment of the Bylaws. Our bylaws may be amended or repealed, or new bylaws may be adopted, by either our board or the affirmative vote of at least 66-2/3 percent of the voting power of our outstanding shares.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66-2/3 percent of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder or with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder;

●	any sale, lease, transfer, pledge or other disposition of ten percent or more of the assets of the corporation to or with the interested stockholder;

9

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the entity’s or person’s affiliates and associates, beneficially owns, or is an affiliate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. We have not opted out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, or AST, located at 6201 15th Avenue, Brooklyn, New York 11219. AST’s phone number is (800) 937-5449.

NASDAQ Capital Market Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “CLSN.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as senior, subordinated or junior subordinated, convertible or non-convertible and secured or unsecured debt. Any senior debt securities will rank equally with any unsubordinated debt. Subordinated debt securities will rank equally with any other subordinated debt of the same ranking we may issue. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities at predetermined conversion rates, and conversion may be mandatory or at the holder’s option.

Debt securities will be issued under one or more indentures between us and a national banking association or other eligible party acting as trustee. Following is a summary of certain general features of debt securities we may issue; we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement, which may differ from the terms we describe below. You should read the prospectus supplements, any free writing prospectus we may authorize and the indentures, supplemental indentures and forms of debt securities relating to any series of debt securities we may offer.

General. Except as we may otherwise provide in a prospectus supplement, the relevant indenture will provide that debt securities may be issued from time to time in one or more series. The indenture will not limit the amount of debt securities that may be issued thereunder and will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution, an officers’ certificate or a supplemental indenture, if any, relating to such series.

10

We will describe in each prospectus supplement the following terms relating to any series of debt securities:

●	the title or designation;
●	whether they will be secured or unsecured, and the terms of any security;
●	whether the debt securities will be subject to subordination, and any terms thereof;
●	any limit upon the aggregate principal amount;
●	the date or dates on which the debt securities may be issued and on which we will pay the principal;
●	the interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining them;
●	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
●	the currency of denomination;
●	if payments of principal of, premium or interest will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
●	the place or places where the principal of, premium, and interest will be payable, where debt securities of any series may be presented for registration of transfer, exchange or conversion, and where notices and demands to or upon the Company in respect of the debt securities may be made;
●	the form of consideration in which principal of, premium or interest will be paid;
●	the terms and conditions upon which we may redeem the debt securities;
●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a holder;
●	the dates on which and the price or prices at which we will repurchase the debt securities at the option of holders and other detailed terms and provisions of these obligations;
●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
●	the portion of principal amount payable upon declaration of acceleration of the maturity date, if other than the principal amount;
●	whether the debt securities are to be issued at any original issuance discount and the amount of discount with which they may be issued;
●	whether the debt securities will be issued in certificated or global form and, in such case, the depositary and the terms and conditions, if any, upon which interests in such global security or securities may be exchanged in whole or in part for the individual securities represented thereby;
●	provisions, if any, for defeasance in whole or in part and any addition or change to provisions related to satisfaction and discharge;
●	the form of the debt securities;
●	the terms and conditions upon which convertible debt securities will be convertible or exchangeable into securities or property of the Company or another person, if at all, and any additions or changes, if any, to permit or facilitate the same;
●	provisions, if any, granting special rights to holders upon the occurrence of specified events;
●	any restriction or condition on transferability;
●	any addition or change in the provisions related to compensation and reimbursement of the trustee;
●	any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions so described;
●	whether the debt securities will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
●	whether we will be restricted from incurring any additional indebtedness;
●	any addition to or change in the covenants described in this prospectus or in the indenture, including terms of any restrictive covenants; and
●	any other terms which may modify or delete any provision of the indenture.

11

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights. We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities that the holders of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction. Except as we may otherwise provide in a prospectus supplement, the indenture will provide that we may not merge or consolidate with or into another entity, or sell other than for cash or lease all or substantially all our assets to another entity, or purchase all or substantially all the assets of another entity unless we are the surviving entity or, if we are not the surviving entity, the successor, transferee or lessee entity expressly assumes all of our obligations under the indenture or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders additional protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect them.

Events of Default Under the Indenture. Except as we may otherwise provide in a prospectus supplement, the following will be events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
●	if we fail to pay the principal, or premium, if any, when due whether by maturity or called for redemption;
●	if we fail to pay a sinking fund installment, if any, when due and our failure continues for 30 days;
●	if we fail to observe or perform any other covenant relating to the debt securities, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the trustee or holders of not less than a majority in aggregate principal amount of the outstanding series; and
●	if specified events of bankruptcy, insolvency or reorganization occur as to the Company.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) will necessarily constitute an event of default with respect to any other series. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

Except as we may otherwise provide in a prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of such securities) of and premium and accrued and unpaid interest, if any, on all such debt securities. Before a judgment or decree for payment of the money due has been obtained with respect to any series, the holders of a majority in principal amount of that series (or, at a meeting of holders at which a quorum is present, the holders of a majority in principal amount represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration) and the Company has deposited with the trustee or paying agent a sum sufficient to pay all amounts owed to the trustee under the indenture, all arrears of interest, if any, and the principal and premium, if any, on the debt securities that have become due other than by such acceleration. We refer you to the relevant prospectus supplement relating to any discount securities for the particular provisions relating to acceleration of a portion of the principal amount thereof upon the occurrence of an event of default.

12

Subject to the terms of the indenture, and except as we may otherwise provide in a prospectus supplement, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to that series, provided that, subject to the terms of the indenture, the trustee need not take any action that it believes, upon the advice of counsel, might involve it in personal liability or might be unduly prejudicial to holders not involved in the proceeding.

Except as we may otherwise provide in a prospectus supplement, a holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder previously has given written notice to the trustee of a continuing event of default with respect to that series;
●	the holders of at least a majority in aggregate principal amount outstanding of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and
●	the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount outstanding of that series (or at a meeting of holders at which a quorum is present, the holders of a majority in principal amount of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

Except as we may otherwise provide in a prospectus supplement, these limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, them.

Modification of Indenture; Waiver. Except as we may otherwise provide in a prospectus supplement, the trustee and the Company may, without the consent of any holders, execute a supplemental indenture to change the applicable indenture with respect to specific matters, including, among other things:

●	to surrender any right or power conferred upon the Company;
●	to provide, change or eliminate any restrictions on payment of principal of or premium, if any; provided that any such action may not adversely affect the interests of the holders of debt securities of any series in any material respect;
●	to change or eliminate any of the provisions of the indenture; provided that any such change or elimination may become effective only when there is no outstanding debt security created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;
●	to evidence the succession of another entity to the Company;
●	to evidence and provide for the acceptance of appointment by a successor trustee with respect to one or more series of debt securities and to add or change provisions of the indenture to facilitate the administration of the trusts thereunder by more than one trustee;

13

●	to cure any ambiguity, mistake, manifest error, omission, defect or inconsistency in the indenture or to conform the text of any provision in the indenture or in any supplemental indenture to any description thereof in the applicable section of a prospectus, prospectus supplement or other offering document that was intended to be a verbatim recitation of a provision of the indenture or of any supplemental indenture;
●	to add to or change or eliminate any provision of the indenture as may be necessary or desirable in accordance with any amendments to the U.S. Trust Indenture Act of 1939;
●	to make any change in any series of debt securities that does not adversely affect in any material respect the interests of the holders thereof; and
●	to supplement any of the provisions of the indenture to such extent as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action may not adversely affect the interests of holders of any debt securities.

In addition, and except as we may otherwise provide in a prospectus supplement, under the indenture the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount outstanding (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount represented at such meeting) that is affected. The trustee and the Company may, however, make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon redemption;
●	reducing the principal amount of discount securities payable upon acceleration of maturity;
●	making the principal of or premium or interest payable in currency other than that stated;
●	impairing the right to institute suit for the enforcement of any payment on or after the fixed maturity date;
●	materially adversely affecting the economic terms of any right to convert or exchange; and
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver; or modifying, without the written consent of the trustee, the rights, duties or immunities of the trustee.

Except for certain specified provisions, and except as we may otherwise provide in a prospectus supplement, the holders of at least a majority in principal amount of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount represented at such meeting) may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of all such holders, waive any past default under the indenture with respect to that series and its consequences, other than a default in the payment of the principal of, premium or any interest; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge. Except as we may otherwise provide in a prospectus supplement, the indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities. In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the affected series on the dates payments are due.

Form, Exchange and Transfer. Except as we may otherwise provide in a prospectus supplement, we will issue debt securities only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. Except as we may otherwise provide in a prospectus supplement, the indenture will provide that we may issue debt securities in temporary or permanent global form and as book-entry securities that will be deposited with a depositary named by us and identified in a prospectus supplement with respect to that series.

14

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder will be able to exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities or the indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Except as we may otherwise provide in a prospectus supplement, if we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee. The trustee, other than during the occurrence and continuance of an event of default under the indenture, will undertake to perform only those duties as are specifically set forth in the indenture. Upon an event of default, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of the powers given it by the indenture at the request of any holder unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents. Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of interest on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

Unless we otherwise indicate in the applicable prospectus supplement, we will pay principal of and any premium and interest at the office of the trustee or, at the option of the Company, by check payable to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee our sole paying agent for payments. We will name in the applicable prospectus supplement any other paying agents that we initially designate. We will maintain a paying agent in each place of payment.

All money we pay to a paying agent or the trustee for the payment of principal or any premium or interest which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law. The indenture and the debt securities will be governed and construed in accordance with the laws of the State of New York.

15

DESCRIPTION OF WARRANTS, OTHER RIGHTS AND UNITS

We may from time to time issue warrants or other rights, or Rights, in one or more series, for the purchase of common stock or preferred stock. We may issue Rights independently or together with such securities, and such Rights may be attached to or separate from them. Rights will be evidenced by a Rights certificate issued under one or more Rights agreements between us and a Rights agent which will act solely as our agent in connection with the Rights and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of Rights. We may issue securities in units, or Units, each consisting of two or more types of securities. For example, we might issue Units consisting of a combination of common stock and warrants to purchase common stock. If we issue Units, the prospectus supplement relating to the Units will contain the information described above with regard to each of the securities that is a component of the Units. In addition, the prospectus supplement relating to the Units will describe the terms of any Units we issue. The forms of any such certificates and agreements will be filed as exhibits to the registration statement of which this prospectus is a part by amendment thereof or as exhibits to a Current Report on Form 8-K incorporated herein by reference, and the accompanying prospectus supplement and such forms may add, update or change the terms and conditions of the Rights or Units described in this prospectus. You should read the prospectus supplements, Rights agreements and Rights certificates that contain the terms of the Rights in their entirety.

The particular terms of each issue of Rights or Units will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the Rights or Units;
●	any initial offering price;
●	the title, aggregate principal amount or number and terms of the securities purchasable upon exercise of the Rights;
●	the principal amount or number of securities purchasable upon exercise of each Right and the price at which that principal amount or number may be purchased upon exercise of each Right;
●	the currency or currency units in which any offering price and any exercise price are payable;
●	the title and terms of any related securities with which the Rights are issued and the number of the Rights issued with each security;
●	any date on and after which the Rights or Units and the related securities will be separately transferable;
●	any minimum or maximum number of Rights that may be exercised at any one time;
●	the date on which the right to exercise the Rights will commence and the date on which the right will expire;
●	a discussion of U.S. federal income tax, accounting or other considerations applicable to the Rights or Units;
●	whether the Rights represented by the Rights certificates, if applicable, will be issued in registered or bearer form and, if registered, where they may be transferred and registered;
●	any anti-dilution provisions of the Rights or Units;
●	any redemption or call provisions applicable to the Rights;
●	any provisions for changes to or adjustments in the exercise price of any Rights; and
●	any additional terms of the Rights or Units, including terms, procedures and limitations relating to exchange and exercise of the Rights or Units.

Rights certificates will be exchangeable for new Rights certificates of different denominations and, if in registered form, may be presented for registration of transfer, and Rights may be exercised, at the corporate trust office of the Rights agent or any other office indicated in the related prospectus supplement. Before the exercise of Rights, holders of Rights will not be entitled to payments of any dividends, principal, premium or interest on securities purchasable upon exercise of the Rights, to vote, consent or receive any notice as a holder of and in respect of any such securities or to enforce any covenants in any indenture, or to exercise any other rights whatsoever as a holder of securities purchasable upon exercise of the Rights.

16

PLAN OF DISTRIBUTION

We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:

●	underwritten public offerings;
●	negotiated transactions;
●	block trades;
●	“At the Market Offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, at prevailing market prices; or
●	through a combination of these methods.

We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

●	the name or names of the underwriters, if any;
●	if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;
●	the purchase price of the securities and the proceeds we will receive from the sale;
●	if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;
●	any delayed delivery arrangements;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
●	any public offering price;
●	any discounts, commissions or commissions allowed or reallowed or paid to dealers;
●	the identity and relationships of any finders, if applicable; and
●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.

17

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter of the securities offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may offer new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in the common stock on The NASDAQ Capital Market in accordance with Regulation M under the Exchange Act. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Baker & McKenzie LLP, New York, NY. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

WithumSmith+Brown, PC, or Withum, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated herein by reference in reliance on Withum’s report, given on their authority as experts in accounting and auditing.

18

50,000 Shares of Series A Convertible Redeemable Preferred Stock

PROSPECTUS SUPPLEMENT

Sole Placement Agent

A.G.P.

January 10, 2022